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                                                                     EXHIBIT 5.1

                  [LETTERHEAD OF VINSON & ELKINS APPEARS HERE]


                                  May 9, 2000


Spinnaker Exploration Company
1200 Smith Street, Suite 800
Houston, Texas 77002

Ladies and Gentlemen:

  We have acted as counsel for Spinnaker Exploration Company, a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale of 1,300,000 shares of common stock, par value $.01 per share (the "Common Stock") pursuant to the Spinnaker Exploration Company 1999 Stock Incentive Plan (the "1999 Plan") and the offer and sale of 21,920 shares of Common Stock pursuant to the Spinnaker Exploration Company Adjunct Stock Option Plan (the "Adjunct Plan"). The shares of Common Stock of the Company that are to be issued under the 1999 Plan and the Adjunct Plan are collectively referred to herein as the "Shares."

  In connection with the foregoing, we have examined or are familiar with the Certificate of Incorporation of the Company, as amended, the Restated Bylaws of the Company, the corporate proceedings with respect to the issuance of the Shares, the registration statement on Form S-8 filed in connection with the registration of the Shares (the "Registration Statement"), and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion.

  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares are issued in accordance with the provisions of the 1999 Plan and the Adjunct Plan, will be validly issued and fully paid and non-assessable.

  The foregoing opinion is limited to the laws of the United States of America and the State of Texas and to the general corporation law of the State of Delaware.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                              Very truly yours,



                              /s/ VINSON & ELKINS L.L.P.


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